THE RYLAND GROUP, INC.
Power of Attorney

The undersigned constitutes and appoints each of Timothy J. Geckle and Sheri L. Markham,signing singly, the undersigned's true and lawful attorney-in-fact to:


1. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of The Ryland Group, Inc. (the "Company"), Form ID to obtain EDGAR Access Codes, and Forms 3, 4, and 5 in accordance with Section 16(a) and any other forms required by the Securities Exchange Act of 1934 and the rules thereunder, as well as any forms required in connection with the Securities Act of 1933 or otherwise under state or federal securities laws (the ?Forms?);


2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute the Forms and timely file the Forms with the United States Securities and Exchange Commission, any stock exchange or federal, state, local or other authority; and

3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.


The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act whatsoever requisite, necessary or proper, to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with the Securities Exchange Act of 1934 or the Securities Act of 1933.


The undersigned agrees that each such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to such attorney-in-fact for purposes of executing, acknowledging, delivering or filing the Forms (including amendments thereto) and agrees to reimburse the Company and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.


This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file the Forms with respect to the undersigned's holdings of and transactions in securities issued by the Company, or earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.


IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29th day of July, 2009.

Robert G. van Schoonenberg